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                                                                    EXHIBIT 99.2

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                        DIRECTORS FOR THE ______ __, 2001
                        SPECIAL MEETING OF SHAREHOLDERS.


        The undersigned hereby appoints Kenneth Gavranovic and David N. Gill, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of INTERLAND, INC. (the "Company") to be held on ____ __, 2001, and any adjournment or postponement thereof.

1. Approval of the merger of Imagine Acquisition Corporation, a wholly owned subsidiary of Micron Electronics, Inc. with and into Interland, Inc. and approval and adoption of the merger agreement with Micron Electronics.

         [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

2. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

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                                            Please sign this Proxy exactly as
                                            name appears on the Proxy.

                                            Note: When signing as attorney,
                                            trustee, administrator, or guardian,
                                            please give your title as such. In
                                            the case of joint tenants, each
                                            joint owner must sign.


Date:                           , 2001
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